Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 15, 2005 except as to the restatement (not presented herein), as to which the date is March 28, 2006 relating to the financial statements, which appears in Warner Chilcott Limited’s Annual Report on Form 10-K for the year ended December 31, 2006. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Belfast

Northern Ireland

October 9, 2007